Exhibit 3.1

ARTICLES OF INCORPORATION

OF

BioDrain Medical, Inc.

          We, the undersigned, of full age, for the purpose of forming a corporation under and pursuant to Minnesota Statutes, Chapter 302A in accordance with Section 302A.133, and laws amendatory thereof and supplementary thereto, adopt the following Articles of Incorporation.

ARTICLE I

          Name: The name of this Corporation shall be BioDrain Medical, Inc.

ARTICLE II

          Duration: The duration of this Corporation shall be perpetual.

ARTICLE III

          Purpose: The purposes for which this Corporation is organized are as follows:

a.	General Business purposes.

b.	To manufacture, buy, sell, deal in, and to engage in, contact, and carry on the business of manufacturing, buying, selling and dealing in, goods, wares and merchandise of every class and description.

c.
To purchase, acquire, hold, improve, sell, convey, assign, release, mortgage, encumber, lease, hire and deal in and otherwise dispose of real and personal property of every kind, name and nature, within or without the state, including stocks, securities and obligations, and to loan money and take securities for the payment of all sums due the corporation, and to sell, assign and release such securities, and to take real and personal property by Will and gift.

d.
To carry out the purposes herein above set forth in any state, territory, district or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by the laws thereof; and, in the case of any state, territory, district or possession of the United States, or any foreign country, in which one or more of such purposes are forbidden by law, to limit, in any certificate for application to do business, the purpose or purposes which the corporation proposes to carry on therein to such as are not forbidden by the law thereof.

ARTICLE IV

          Registered Office: The location and post office address of the registered office of the corporation, in the State of Minnesota, is 699 Minnetonka Highlands Lane, Orono, MN 55356-9728.

ARTICLE V

          Authorized Shares: The total number of par value shares which this corporation shall have authority to issue is 10 million shares with a par value of one cent ($.01) per share; all of such shares shall be common stock.

ARTICLE VI

          Stated Capital: The amount of stated capital with which this corporation shall begin business will be One Thousand Dollars ($10,000.00).

ARTICLE VII

          Directors: The names and post office addresses of the First Directors, whose term of office shall extend until the first annual meeting of the shareholders, or until their successors are elected and have qualified, are as follows:

          Lawrence W. Gadbaw 699 Minnetonka Highlands Lane, Orono, Minnesota, 55356

          j.j.a.w.w., LLC (In the person of Jeffrey K. Drogue, its Governor)
          4112 Xerxes Avenue South, Minneapolis, Minnesota 55410

          Peter L. Morawetz 2433 Sheridan Avenue South, Minneapolis, Minnesota 55405

          Gerald D. Rice 7389 Bolton Way, Inver Grove Heights, Minnesota 55076

ARTICLE VIII

          Incorporators: The names and post office addresses of each of the incorporators are as follows:

          Lawrence W. Gadbaw 699 Minnetonka Highlands Lane, Orono, Minnesota, 55356

          j.j.a.w.w., LLC (In the person of Jeffrey K. Drogue, its Governor)
          4112 Xerxes Avenue South, Minneapolis, Minnesota 55410

          Peter L. Morawetz 2433 Sheridan Avenue South, Minneapolis, Minnesota 55405

          Gerald D. Rice 7389 Bolton Way, Inver Grove Heights, Minnesota 55076

ARTICLE IX

          Corporate Powers: This corporation shall have all the powers granted to private corporations organized for profit by said Minnesota Business Corporation Act, and in furtherance and not in limitation, of the powers conferred by the laws of the State of Minnesota upon corporation s organized for the foregoing purposes, the corporation shall have the power to acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities or other evidences of indebtedness of the United States of America, or of any domestic or foreign corporation, and while the holder of such shares, to exercise all the privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do, by the president of this corporation or by proxy appointed by him, unless some other person, by resolution of the Board of Directors, shall be appointed to vote such share.

ARTICLE X

          By-Laws Change: Authority to make or alter By-Laws is hereby vested in the Board of Directors subject to the power of the stockholders to change or repeal such By-Laws; provided, however, that the Board of Directors shall not make or alter any By-Laws fixing their number, qualifications, classifications or terms of office.

          In Testimony Whereof, the undersigned incorporators are persons who are of full age, and have hereto signed these Articles of Incorporation, this 23rd day of April 2002.

/s/ Lawrence W. Gadbaw

Lawrence W. Gadbaw

/s/ Peter L. Morawetz

Peter L. Morawetz

/s/ Jeffery K. Drogue

j.j.a.w.w., LLC (In the person of Jeffery K. Drogue, its Governor)

/s/ Gerald D. Rice

Gerald D. Rice

ARTICLES OF AMENDMENT
of
ARTICLES OF INCORPORATION
of
BIODRAIN MEDICAL, INC.

The undersigned, the President of BIODRAIN MEDICAL, INC., a Minnesota corporation (the “Corporation”), does hereby certify that the following resolution was adopted by the shareholders of the Corporation in accordance with the applicable provisions of Minnesota Statutes:

Amendment of Articles of Incorporation

RESOLVED, that the Articles of Incorporation of the Corporation are amended by deleting Article V in full and replacing it with the following:

  “ARTICLE V

Authorized Shares:  The total number of par shares which this Corporation shall have authority to issue is 40,000,000 shares with a par value of one cent ($.01) per share; all of such shares shall be common stock.”

IN WITNESS WHEREOF, I have hereunder subscribed my name this 3rd day of December, 2008.

/s/ Gerald D. Rice
Jerry Rice, Secretary

ARTICLES OF CORRECTION

to

ARTICLES OF AMENDMENT

of

ARTICLES OF INCORPORATION

of

BIODRAIN MEDICAL, INC.

Pursuant to Minnesota Statutes, Section 5.16, the Amendment of the Articles of Incorporation of Biodrain Medical, Inc., filed with the Minnesota Secretary of State on December 4, 2008, which failed to set forth information relating to a reverse stock split approved pursuant to Minnesota Statutes, Section 302A.402, subdivision (3), is hereby corrected as follows:

1)      The name of the Corporation is Biodrain Medical, Inc.

2)      The Articles of Amendment of Articles of Incorporation of Biodrain Medical, Inc., filed with the Secretary of State of Minnesota on December 4, 2008, are hereby corrected.

3)      The statement of “Authorized Shares” was an inaccurate record of the action referred to in the Articles of Amendment of Articles of Incorporation of Biodrain Medical, Inc. (the “Instrument”). Prior to the filing of the Instrument, the total number of authorized shares of the Corporation was 15,942,607. However, on December 3, 2008, in connection with the approval by the Board of Directors of a 1.33176963-to-1 reverse stock split, which reduced the total number of authorized shares from 15,942,607 to 11,970,995, the shareholders of the Corporation approved an increase in the total number of authorized shares from 11,970,995 shares to 40,000,000 shares (together, the “Actions”). The Instrument, therefore, inaccurately reflected the Action taken by the Board of Directors and the shareholders of the Corporation.

4)      The Instrument in corrected form is as follows:

Pursuant to the provisions of Minnesota Statutes, Section 302A.139, the Articles of Incorporation of the Corporation are amended by deleting Article V in full and replacing it with the following:

ARTICLE V

Reverse Stock Split: Upon the date that these Articles of Amendment to the Articles of Incorporation of the Corporation become effective in accordance with the Minnesota Statutes, Section 302A (the “Effective Date”), each 1.33176963 shares of common stock, par value of $0.01 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date shall be, without any action of the holder thereof, automatically reclassified as and converted into one (1) share of common stock, par value $0.01 per share (“New Common Stock”), of the Corporation.

Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock, and no certificates or scrip representing any such fractional shares shall be issued. In lieu of such fraction of a share, any holder of such fractional share shall be entitled to receive one whole share of the New Common Stock.

Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. A letter of transmittal will provide the means by which each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

In accordance with Minnesota Statutes, Section 302A.402, subdivision (3)(b), the above Amendment will not adversely affect the rights or preferences of the holders of outstanding shares of any class or series and will not result in the percentage of authorized shares of any class or series that remains unissued after the combination exceeding the percentage of authorized shares of that class or series that were unissued before the combination.

Authorized Shares: Subsequent to the Reverse Stock Split provided for in the immediately preceding section, the total number of shares which this Corporation shall have authority to issue is 11,970,995 shares with a par value of one cent ($0.01) per share; all of such shares shall be common stock. Immediately thereafter, the total number of shares which this Corporation shall have authority to issue shall be 40,000,000 shares with a par value of one cent ($0.01) per share; all of such shares shall be common stock.

5)      I swear that the foregoing is true and accurate and that I have the authority to sign this document.

Executed on this 11th day of December, 2009.

/s/ Alan Shuler
Alan Shuler, Secretary

ARTICLES OF AMENDMENT

of

ARTICLES OF INCORPORATION

of

BIODRAIN MEDICAL, INC.

The undersigned, the President and Chief Executive Officer of BIODRAIN MEDICAL, INC., a Minnesota corporation (the “Corporation”), does hereby certify that the following resolution was adopted by the shareholders of the Corporation in accordance with the applicable provisions of Minnesota Statutes, Chapter 302A:

Amendment of Articles of Incorporation

RESOLVED, that the Articles of Incorporation of the Corporation are amended by deleting Article V in full and replacing it with the following:

  “ARTICLE V

Authorized Shares:  The total number of par shares which this Corporation shall have authority to issue is 80,000,000 shares with a par value of one cent ($.01) per share; all of such shares shall be common stock.”

IN WITNESS WHEREOF, I have hereunder subscribed my name this 23rd day of June, 2010.

/s/ Kevin R. Davidson
Kevin R. Davidson, President and Chief
Executive Officer